EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to options assumed by Incyte Genomics, Inc. originally granted under the Proteome, Inc. 1998 Employee, Director and Consultant Stock Option Plan of our report dated January 24, 2000 with respect to the consolidated financial statements and schedule of Incyte Genomics, Inc. (formerly Incyte Pharmaceuticals, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP

Palo Alto, California
January 26, 2001